UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2011

NEOGEN CORPORATION

(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MICHIGAN	0-17988	38-2367843

620 Lesher Place Lansing, Michigan	48912
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 517-372-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2011, Neogen Corporation (the “Registrant”) named Steven J. Quinlan, C.P.A. to serve as Vice President and Chief Financial Officer of the Registrant. Prior to his appointment by the Registrant, Mr. Quinlan, age 47, gained experience in financial management while working in various capacities with Michigan-based Detrex Corporation, a publically held manufacturer of commercial and industrial pipe and chemicals. Since 2002 he has served as Vice President-Finance, Chief Financial Officer and Treasurer of Detrex responsible for all finance, accounting and SEC reporting. Before joining Detrex, he worked in finance and accounting related positions at Price Waterhouse and Ford Motor Company. Mr. Quinlan has a BBA degree from University of Michigan and a MBA from Wayne State University.

There are no arrangements or understandings between Mr. Quinlan and any other person pursuant to which he was selected as an officer of the Registrant. Mr. Quinlan is not related to any executive officer or director of the Registrant.

There have been no transactions since June 1, 2010, nor are there any currently proposed transactions, to which the Registrant or any of its subsidiaries was or is to be a party, in which the amount exceeds $120,000 and in which Mr. Quinlan had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Section 404(a) of Securities and Exchange Commission Regulation S-K.

Mr. Quinlan will receive an annual base salary of $175,000 and is eligible for a bonus of $15,000 for fiscal year 2011. He was awarded a bonus of $20,000 as of his date of hire. In future years he will be eligible to participate in the bonus plan on the same basis as other Named Executive Officers with a fiscal year 2012 objective of $40,000. He will be eligible for participation in the Neogen stock option plan beginning in fiscal year 2012. In addition, to these benefits Mr. Quinlan is eligible to receive benefits offered to other executive officers of the Registrant.

Richard R. Current, the Registrant’s Vice President and current Chief Financial Officer, will immediately relinquish his Chief Financial Officer responsibilities to Mr. Quinlan. Mr. Current expects to remain with the Registrant at least through May 31, 2011 at which time his retirement will become effective.

A copy of the press release issued by the Registrant to announce the appointment is attached to this Current Report as Exhibit 99. This press release is being furnished to, as opposed to filed with, the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99 Press Release issued by the Registrant on January 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION
(Registrant)

Date: January 6, 2011

/s/ Richard R. Current
Richard R. Current
Vice President & CFO